SUPPLEMENT TO BORROWER
STOCK PLEDGE AGREEMENT

          SUPPLEMENT, dated as of September 6, 2002 (this "Supplement"), to the BORROWER STOCK PLEDGE AGREEMENT, dated as of September 8, 1999, as amended by Amendment No. 1 thereto, dated as of December 19, 1999 (as so amended, the "Pledge Agreement"), made by Cogentrix Delaware Holdings, Inc., a Delaware corporation (the "Pledgor") in favor of Dresdner Bank AG, New York Branch, as administrative agent for the lenders referred to under the Existing Credit Agreement, dated as of September 8, 1999, referred to below.

W I T N E S S E T H:

          WHEREAS, the Pledgor is the legal and beneficial owner of the shares of Pledged Stock (as defined in the Pledge Agreement) issued by the Issuer (as defined in the Pledge Agreement);

          WHEREAS, the Pledgor entered into the Pledge Agreement pursuant to the Credit Agreement, dated as of September 8, 1999, as amended by the First Amendment thereto, dated as of December 19, 1999 (as so amended, the "Existing Credit Agreement"), among the Issuer, the several banks and other financial institutions or entities parties thereto, and Dresdner Bank AG, New York Branch ("Dresdner") as administrative agent thereunder;

          WHEREAS, General Electric Capital Corporation ("GECC") has agreed to replace Dresdner as administrative agent;

          WHEREAS, at the request of the Issuer, the parties to the Credit Agreement have agreed to amend and restate the Existing Credit Agreement pursuant to and as provided in the Amended and Restated Credit Agreement, dated as of September 6, 2002 (the "Credit Agreement"), among the Borrower, the several banks and other financial institutions parties or entities thereto (the "Lenders") and GECC, as administrative agent for the Lenders (the "Administrative Agent"); and

          WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the Pledgor execute and deliver this Supplement;

          NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other valuable consideration the receipt of which is hereby acknowledged, the Pledgor and the Administrative Agent hereby agree as follows:

          1.          Definitions.  All terms defined in the Pledge Agreement shall have such defined meanings when used herein unless otherwise defined herein.

          2.          Acknowledgement.  The parties hereto acknowledge and agree that (i) the term "Credit Agreement" wherever used in the Pledge Agreement shall be deemed a reference to the Credit Agreement as defined above, and (ii) the term "Administrative Agent" wherever used in the Pledge Agreement shall be deemed a reference to GECC, as Administrative Agent for the Lenders.

          3.          Confirmation.  The Pledgor hereby confirms the pledge and delivery to the Administrative Agent, for the ratable benefit of the Secured Parties (as defined in the Credit Agreement), all the Pledged Stock and the granting by the Pledgor to the Administrative Agent, for the ratable benefit of the Secured Parties (as defined in the Credit Agreement), of a first lien on and first perfected security interest in, the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations now existing or hereafter arising.

          4.          Representations.  The Pledgor hereby confirms, reaffirms and restates that all of the representations and warranties set forth in Section 4 of the Pledge Agreement are true and correct on and as of the date hereof.

          5.          Conditions to Effectiveness.  This Supplement shall become effective on the date as of which (i) the Administrative Agent shall have received a counterpart of this Supplement, duly executed and delivered by a duly authorized officer of the Pledgor, and (ii) the "Amendment Effective Date" shall have occurred under the Credit Agreement (as defined therein).

          6.          Counterparts.  This Supplement may be executed by one or more of the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          7.          GOVERNING LAW.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed and delivered by their respective duly authorized officers as of the date first above written.

COGENTRIX DELAWARE HOLDINGS, INC.

By:        s/    JOHN W. O'CONNOR
       Name:   John W. O'Connor
      Title:      Vice President - Finance

GENERAL ELECTRIC CAPITAL CORPORATION,
   as Administrative Agent

By:        s/    SIMON DUNCAN
       Name:   Simon Duncan
       Title:     Manager - Operations